Exhibit 99.2

JOINT FILER INFORMATION

This Statement on Form 3 is filed by CEA Capital Partners USA, L.P., CEA Capital Partners USA CI, L.P., CEA Equity Offshore, Ltd., CEA Investment Partners, L.P., CEA Capital Corp., Atlantic American Holdings, Inc. and the J. Patrick Michaels, Jr. Family Trust.

The principal business address of each of the Reporting Persons is 199 Water Street, New York, NY 10038.

Name of Designated Filer:  CEA Capital Partners USA, L.P.

Date of Event Requiring Statement:  December 15, 2004

Issuer Name and Ticker or Trading Symbol: Rural LEC Acquisition LLC [OTT]

CEA CAPITAL PARTNERS USA, L.P.

By:	CEA INVESTMENT PARTNERS, L.P.
Its General Partner

	By:	CEA CAPITAL CORP.
Its General Partner

		By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

CEA CAPITAL PARTNERS USA CI, L.P.

By:	CEA EQUITY OFFSHORE, LTD.
Its General Partner

	By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

CEA EQUITY OFFSHORE, LTD.

By:	/s/ Ming Jung
Name: Ming Jung
Title: Vice President

CEA INVESTMENT PARTNERS, L.P.

By:	CEA CAPITAL CORP.
Its General Partner

	By:	/s/ Ming Jung
Name: Ming Jung
Title: Vice President

CEA CAPITAL CORP.

By:	/s/ Ming Jung
Name: Ming Jung
Title: Vice President

ATLANTIC AMERICAN HOLDINGS, INC.

By:	/s/ J. Patrick Michaels, Jr.
Name: J. Patrick Michaels, Jr.
Title: President

J. PATRICK MICHAELS, JR. FAMILY TRUST

By:	/s/ J. Patrick Michaels, Jr.
Name: J. Patrick Michaels, Jr.
Title: Trustee